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EXHIBIT 10.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT
                  BETWEEN PREVIO, INC. AND CLIFFORD L. FLOWERS

         This Amendment ("Amendment") to the Employment Agreement dated January 1, 2001 ("Agreement") is entered into by and between Previo, Inc. ("Previo") and Clifford L. Flowers ("Executive"). This Amendment incorporates the terms and conditions of the Agreement and is effective April 24, 2002. Any terms used below which are defined in the Agreement shall have their respective meanings set forth in the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

To amend section 4.4.3 of the Agreement thereby increasing the benefits Executive will receive upon termination to (1) one year's base salary (base salary as determined as the Executive's highest base salary under the Agreement), and (1) one year's health benefit premiums.

All other terms and conditions of the Agreement remain unchanged.

AGREED TO:

PREVIO, INC.
                                                  EXECUTIVE

By:  /s/Tom Dilatush                              By:     /s/Clifford L. Flowers

Name:  Tom Dilatush                               Name:   Clifford L. Flowers

Title:   Chief Executive Officer

Date:  June 12, 2002                              Date:  June 12, 2002